Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

Suite 4600

333 Bay Street

Toronto, Ontario

M5H 2S5

Telephone (416) 777-8500

Fax (416) 777-8818

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Rogers Communications Inc.

We consent to the use of our report dated March 9, 2023, on the consolidated financial statements of Rogers Communications Inc., which comprise the consolidated statements of financial position as at December 31, 2022 and December 31, 2021, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and our report dated March 9, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022, and to the reference to our firm under the heading “Experts” in the short form prospectus included in the Registration Statement on Form F-10 (Amendment No. 1) dated June 20, 2023 of Rogers Communications Inc.

/s/ KPMG

Chartered Professional Accountants, Licensed Public Accountants

June 20, 2023

Toronto, Canada